SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):         August 13, 2008 (August 12, 2008)

Tri-S Security Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, GA	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (678) 808-1540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or document pursuant to the Securities Act of 1933, as amended.

On August 12, 2008, Tri-S Security Corporation (“Tri-S Security”) issued a press release announcing its results for the second quarter of 2008. A copy of that press release is furnished as Exhibit 99.1 to this Current Report.

Exhibit 99.1 to this Current Report contains Tri-S Security’s calculations regarding EBITDA, as adjusted (calculated as earnings before interest, taxes, depreciation, amortization, start-up costs on new contracts, non-cash stock-based compensation and certain other incomes/expenses), which is a “non-GAAP financial measure” as defined in Item 10 of Regulation S-K. Exhibit 99.1 also contains a quantitative reconciliation of EBITDA, as adjusted, to net loss, the measure which Tri-S Security believes is the most directly comparable financial measure calculated in accordance with generally accepted accounting principles in the United States.

Tri-S Security’s management believes that EBITDA, as adjusted, is useful to the investment community because it reflects a convention or standard measure of liquidity, profitability and performance commonly used in the security services industry for comparability purposes. In addition, the management of Tri-S Security uses EBITDA, as adjusted, as a measurement of the operating performance of the business.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. None.

(b)	Pro Forma Financial Information. None.

(c)	Exhibits.

99.1 Press release dated August 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

By:	/s/ Nicolas V. Chater
Nicolas V. Chater, Chief Financial Officer

Dated: August 13, 2008

EXHIBIT INDEX

99.1	Press release dated August 12, 2008.